      Exhibit 24

POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that the
undersigned hereby constitutes and appoints James T.
Lucke and Tracy S. Wrycha, individually and not
jointly, as his true and lawful attorneys-in-fact to:

      (1) prepare, execute in the undersigned's
name and on the undersigned's behalf, and submit to
the U.S. Securities and Exchange Commission (the
"SEC") a Form ID, including amendments thereto, and
any other documents necessary or appropriate to
obtain codes and passwords enabling the undersigned
to make electronic filings with the SEC of reports
required by Section 16(a) of the Securities Exchange
Act of 1934 or any rule or regulation of the SEC;

      (2) execute for and on behalf of the
undersigned, in the undersigned's capacity as an
officer or director of Spectrum Brands, Inc. (the
"Company"), any and all Forms 3, 4 and 5 required to
be filed by the undersigned in accordance with
Section 16(a) of the Securities Exchange Act of 1934
and the rules thereunder;

      (3) do and perform any and all acts for and
on behalf of the undersigned which may be necessary
or desirable to complete and execute any such Form 3,
4 or 5, complete and execute any amendment or
amendments thereto, and timely file such form with
the SEC and any stock exchange or similar authority;
and

      (4) take any other action of any type
whatsoever in connection with the foregoing which, in
the opinion of such attorney-in-fact, may be of
benefit to, in the best interest of, or legally
required by, the undersigned, it being understood
that the documents executed by such attorney-in-fact
on behalf of the undersigned, pursuant to this Power
of Attorney, shall be in such form and shall contain
such terms and conditions as such attorney-in-fact
may approve in his discretion.

  The undersigned hereby grants to such
attorney-in-fact full power and authority to do and
perform all and every act and thing whatsoever
requisite, necessary, and proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-
fact, or his substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein
granted.  The undersigned acknowledges that no such
attorney-in-fact, in serving in such capacity at the
request of the undersigned, is hereby assuming, nor
is the Company hereby assuming, any of the
undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.

  This Power of Attorney shall remain in
full force and effect until the undersigned is no
longer required to file Forms 3, 4 and 5 with respect
to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorney-in-fact.

  IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of
this 13th day of January, 2006.

 /s/ David R. Lumley
 Signature

 David R. Lumley